Exhibit 99.1

Eclipse Resources Corporation Announces Participation in Upcoming Conferences and Provides Operational Update

STATE COLLEGE, Pa., Dec 4, 2014 – (BUSINESS WIRE) – Eclipse Resources Corporation (“Eclipse Resources” or “the Company”) (NYSE: ECR) today announced it will participate in the Wells Fargo Securities Energy Investment Symposium on December 10th in New York City, and the Capital One Securities 9th Annual Energy Conference in New Orleans on December 11th. The Company will be posting a copy of its December Corporate Presentation on its website at www.EclipseResources.com prior to these upcoming conferences.

Additionally, Eclipse Resources provided an operational update on its recent production and drilling activities. Since the end of the third quarter 2014 through November 30th, the Company brought 6 new operated wells online in the Condensate type curve area of its Utica Shale acreage using the Company’s restricted choke methodology. Initial results from the wells have been very encouraging and appear to be in-line with the Company’s type curve expectations. Eclipse Resources’ initial estimate of production for the month of November 2014, was approximately 130 MMcfe per day, representing a 52% increase over its average daily production in the third quarter of 2014. The Company also provided an initial estimate of its current production of approximately 148 MMcfe per day, representing a 72% increase from its average daily production in the third quarter of 2014.

Commenting on the update, Benjamin Hulburt, Chairman and Chief Executive Officer, said, “Eclipse is continuing to methodically execute on our plan. Our team is efficiently developing our acreage and meeting our timeline, cost and production objectives. We continue to be pleased with the initial performance of our liquids/condensate type area wells using our restricted choke production method, and we are very encouraged with our Utica dry gas acreage where we are continuing to monitor the long term performance of our two Shroyer wells that continue to produce at a combined rate of approximately 41 MMcf per day after 100 days online. During the month of December, we expect to bring an additional 5 net wells online and continue to believe our average daily production in the fourth quarter will trend towards the high end of our previously issued guidance. As we look forward to 2015, given our acreage position spanning across both the core liquids and core dry gas areas of the Utica play, I believe we are in a unique position to adjust our drilling plans to maximize returns in this volatile commodity price environment.”

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ final prospectus dated June 19, 2014 and filed with the Securities Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 23, 2014 (the “IPO Prospectus”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Report on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Eclipse Resources’ Final Prospectus of Form S-1 and in “Item 1A. Risk Factors” of this the Company’s Quarterly Report on Form 10-Q.

Should one or more of the risks or uncertainties described in Eclipse Resources’ Quarterly Report on Form 10-Q occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Matthew DeNezza

Chief Financial Officer

814-308-9754

Mdenezza@eclipseresources.com